                                                                      Exhibit 3

               NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
                     ARTICLES OF INCORPORATION AND BY-LAWS

The following  documents of Navistar Financial Retail  Receivables  Corporation
are incorporated herein by reference:

3.1 Restated   Certificate  of  Incorporation  of  Navistar   Financial  Retail
    Receivables  Corporation  (as  amended  and in  effect  on June  5,  1995).
    Filed on Registration No. 33-50291.

3.2 The By-Laws of Navistar  Financial Retail  Receivables  Corporation.  Filed
    on Registration No. 33-50291.